Exhibit 10.4
PORCH GROUP, INC.
2020 STOCK INCENTIVE PLAN
Unrestricted Stock Award Notice

[Name of Holder]

You have been awarded shares of unrestricted stock of Porch Group, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Porch Group, Inc. 2020 Stock Incentive Plan (the “Plan”) and the Unrestricted Stock Award Agreement (the “Award Agreement”). Copies of the Plan, Award Agreement and are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan, or the Award Agreement.

Unrestricted Stock:	You have been awarded an unrestricted stock award with respect to [ ] shares of Common Stock, par value $0.0001 per share, subject to adjustment as provided in Section 4.1(b) of the Award Agreement.
Grant Date:	[ , ]
Vesting Schedule:	The unrestricted shares of Common Stock granted hereunder are fully vested as of the Grant Date.

PORCH GROUP, INC.
By:         Name:
Title:

Exhibit 10.4

PORCH GROUP, INC.
2020 STOCK INCENTIVE PLAN UNRESTRICTED STOCK AWARD AGREEMENT
Porch Group, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Porch Group, Inc. 2020 Stock Incentive Plan (the “Plan”), an unrestricted stock award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.0001 per share (“Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.    Rights as a Stockholder. The Holder shall have all rights as a holder of the Stock subject to the Award, including, without limitation, the right to vote those shares and the right to receive dividends thereon (as, and when declared by the Board of Directors) and other distributions thereon, and the right to participate in any capital adjustment applicable to all holders of Stock.
2.    Delivery of Shares. The issuance or delivery of the shares of Stock subject to the Award shall, subject to Section 4.1 hereof, be in the name of the Holder and evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.
3.    Investment Representation.
3.1    Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date hereof or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
3.2    Transferability. The shares of Stock will be free from any restrictions of transferability.
4.    Additional Terms and Conditions of Award.
4.1    Withholding Taxes.
(a)    As a condition precedent to the delivery of the Stock, the Holder shall pay to the Company such amount as the Company may be required, under all applicable federal, state,

Exhibit 10.4
local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award.
(b)    The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) if permitted by the Company, a cash payment to the Company; (2) if permitted by the Company, delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (3) if permitted by the Company, authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (5) any combination of (1), (2), (3) and (4). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No share of Stock or certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full. Any determination by the Company with respect to the tendering or withholding of shares of Stock to satisfy the Required Tax Payments shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.
4.2    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
4.3    Delivery of Stock. Subject to Section 4.1, the Company shall deliver or cause to be delivered to the Holder the shares of Stock in accordance with Section 3. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 4.1.
4.4    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
4.5    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any

Exhibit 10.4
interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
4.6    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
4.7    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Porch Group, Inc., Attn: Stock Plan Administrator, 411 1st Avenue South, Suite 501, Seattle, Washington 98104; stock@porch.com, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
4.8    Governing Law. This Agreement, the Award and all determinations made, and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
4.9    Agreement Subject to the Plan. This Award Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Award Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
4.10    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such shares of Stock and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
4.11    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
4.12    Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
4.13    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.